Form C

Cover Page

Name of issuer:

Neurocarrus Inc

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 10/1/2017

Physical address of issuer:

60 Via Buena Vista
Monterey CA 93940

Website of issuer:

http://neurocarrus.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

55,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $55,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$55,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$107,000.00

Deadline to reach the target offering amount:

4/13/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$25,593.00	$0.00
Cash & Cash Equivalents:	$25,593.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$4,358.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($28,875.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Neurocarrus Inc

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Paul Blum	CEO	Neurocarrus	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Paul Blum	CEO	2017
Paul Blum	President	2017
Paul Blum	Treasurer	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Benjamin Pavlik	500000.0 Common Stock	37.7
Paul Blum	500000.0 Common Stock	37.7

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

Our technologies are in an early stage of development and are unproven.

The effectiveness of our technologies is not well-known in, or accepted generally by, the clinical medical community. There can be no assurance that we will be able to successfully employ our technologies as therapeutic, diagnostic, or preventative solutions for any disease or condition. Our failure to establish the efficacy or safety of our technologies would have a material adverse effect on our business.

In addition, we have a limited operating history. Our operations to date have been primarily limited to organizing and staffing our Company, developing our technology, and undertaking pre-clinical studies of our product candidate. We have not yet obtained regulatory approvals for any of our pharmaceutical product. Consequently, any predictions you make about our future success or viability may not be as accurate as they could be if we had a longer operating history.

The results of pre-clinical trials and previous clinical trials for our products may not be predictive of future results, and our current and planned clinical trials may not satisfy the requirements of the FDA or other non-U.S. regulatory authorities.

Positive results from pre-clinical studies should not be relied upon as evidence that later-stage or large-scale clinical trials will succeed. Likewise, there can be no assurance that the results of studies conducted by collaborators or other third parties will be viewed favorably or are indicative of our own future study results. We may be required to demonstrate with substantial evidence through well-controlled clinical trials that our product candidates are safe and effective for use in a diverse population of their intended uses. Success in early clinical trials does not mean that future clinical trials will be successful because product candidates in later-stage clinical trials may fail to demonstrate sufficient safety and efficacy to the satisfaction of the FDA and other non-U.S. regulatory authorities despite having prior usage or having progressed through initial clinical trials.

Further, our drug candidates may not be approved or cleared even if they achieve their primary endpoints in phase 3 clinical trials or registration trials. The FDA or other non-U.S. regulatory authorities may disagree with our trial design and our interpretation of data from pre-clinical studies and clinical trials. In addition, any of these regulatory authorities may change requirements for the approval or clearance of a product candidate even after reviewing and providing comment on a protocol for a pivotal clinical trial that has the potential to result in FDA and other non-U.S. regulatory authorities' approval. Any of these regulatory authorities may also approve or clear a product candidate for fewer or more limited indications or uses than we request or may grant approval or clearance contingent on the performance of costly post-marketing clinical trials. The FDA or other non-U.S. regulatory authorities may not approve the labeling claims necessary or desirable for the successful commercialization of our product candidates.

If serious adverse events or unacceptable side effects are identified during the development of our product candidates, we may need to abandon or limit our development of some of our product candidates.

If our product candidates are associated with undesirable side effects in preclinical or clinical trials or have characteristics that are unexpected, we may need to interrupt, delay, or abandon their development or limit development to more narrow uses or sub-populations in which the undesirable side effects are less prevalent, less severe or more acceptable from a risk-benefit perspective. Testing in animals may not uncover all expected side effects or side effects in humans may be more severe. No assurance can be given that N-001 will not cause unwanted and potentially unacceptable, side effects when tested in the clinic. Many compounds developed in the biopharmaceutical industry that initially showed promise in early stage-testing have later been found to cause side effects that prevented further development of the compound. Any of these occurrences may harm our business, financial condition, and prospects significantly.

We rely on third parties to perform many essential services, and if such third parties fail to perform as expected or to comply with legal and regulatory requirements, our efforts to commercialize any products may be significantly impacted.

We rely on third-party service providers to perform a variety of functions related to the development of our products, key aspects of which are out of our direct control. If these third-party service providers fail to comply with applicable laws and regulations, fail to meet expected deadlines, or otherwise do not carry out their contractual duties to us, our ability to deliver product to meet commercial demand would be significantly impaired. In addition, we have engaged third parties to perform various other services for us relating to adverse event reporting, safety database management, fulfillment of requests for medical information and related services. If the quality or accuracy of the data maintained or services performed by these third parties is insufficient, we could be subject to regulatory sanctions.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$55,000**
Use of Proceeds:	30% Salaries of officers and technical personnel, 25% Contract research organization services for pre-clinical development, 15% Consultants for FDA review and investigational drug application (IND), 15% Manufacturing clinical grade drug, 10% Office and laboratory operations, 5% Wefunder Intermediary fee

If we raise: **$107,000**

Use of Proceeds: 30% Salaries of officers and technical personnel, 25% Contract research organization services for pre-clinical development, 15% Consultants for FDA review and investigational drug application (IND), 15% Manufacturing clinical grade drug, 10% Office and laboratory operations, 5% Wefunder Intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts.
The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**,
Investors will receive a number of shares of Preferred Stock calculated using the method that results in the greater number of **Preferred Stock**:

(i) the total value of the Investor's investment, divided by (a) the price of **Preferred Stock** issued to new Investors, or
(ii) if the valuation for the company is more than **$7.5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

(iii) for investors up to the first **$55,000** of the securities, investors will receive a valuation cap of **$6,500,00**

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**.
This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to
the Valuation Cap will also receive dividend rights.

No Voting Rights.
Investors will have no voting rights.
Instead,
the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.

Major Investor Threshold
Definition: A major investor is one who invests a minimum of $25,000.00 and are "accredited investors" as defined by Rule 501 of Regulation D (17 C.F.R. §230.501(a)).

Execution. Investors who invest less than $25,000.00 will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the Units received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.

If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive

- shares of common stock equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

Termination of the Company.

If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock.
If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases.
If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor is not a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors; (ii) if the Investor is a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and (iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	10,000,000	1,194,805	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	129,870

Describe any other rights:

If the SAFEs are converted, they will be converted into Preferred Stock. Preferred Stockholders will have no voting rights but will have liquidation preferences. Options will convert to Common Stock.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

<u>Additional issuances of securities.</u> Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

<u>Issuer repurchases of securities.</u> The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

<u>A sale of the issuer or of assets of the issuer.</u> As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

<u>Transactions with related parties.</u> The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
12/2017	Section 4(a)(2)	Common stock	$250,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Since 2017 the opioid epidemic has been classified as national emergency. We're doing something about this by developing a protein based alternative for pain treatment, with zero risk of addiction. We've shown promising results in animal trials and are fundraising to continue pre-clinical development.

In five years we plan to be certified by the FDA and on the market. I will add to this.

Milestones

Neurocarrus Inc was incorporated in the State of Delaware in October 2017.

Since then, we have:

- Founder has been working in space for 25 years
- Doesn't have addictive potential because it stays local and doesn't cross the blood barrier
- Outcompetes opiates in terms of dosage and duration in animal efficacy trials
- IndieBio Accelerator Spring 2018 (class 6)
- Early animal trials show pain relief equal to that of opioids but lasting 3x as long

Historical Results of Operations

Our company was organized in October 2017 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $0.
- *Assets.* As of December 31, 2017, the Company had total assets of $25,593, including $25,593 in cash.
- *Net Loss.* The Company has had net losses of $28,875 for 2017.
- *Liabilities.* The Company's liabilties totaled $4,358 for 2017.

Liquidity & Capital Resources

To-date, the company has been financed with $250,000 in equity. In 2017, the Company's CEO loaned money to the Company to the amount of $4072 in the form of certain legal expenses paid on the Company's behalf. The amounts advanced were secured, accrued interest at a rate of 3% annually, and had a fixed repayment date of December 15th, 2017. This loan has been paid off.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 6 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 3 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Neurocarrus Inc cash in hand is $38,000, as of October 2018. Over the last three months, revenues have averaged $3,000/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $11,000/month, for an average burn rate of $8,000 per month. Our intent is to be profitable in 24 months.

Received $50,000 in non dilutive funding in matching funds for manufacturing our product, and $200,000 in additional investment from SOSV and Indiebio. This total investment was $250,000 in equity.

In the next 3-6 months, we anticipate possible additional non dilutive funding of $150,000 - $350,000 in response to federal grant applications. Additional non dilutive funding for manufacturing may also become available.

The next step in the approval process is further preclinical testing, which we will continue with until early 2020 when we expect to file for an Investigational New Drug application, or IND. If our Wefunder raise is successful, we would anticipate our expenses doubling as we hired new technical support to perform key experiments to continue de-risking N-001 in house. That would mean our monthly expenses would go from approximately $8,000 to $18,000.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Paul Blum, certify that:

(1) the financial statements of Neurocarrus Inc included in this Form are true and complete in all material respects ; and

(2) the tax return information of Neurocarrus Inc included in this Form reflects accurately the information reported on the tax return for Neurocarrus Inc filed for the fiscal year ended 2017.

Paul Blum
CEO

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://neurocarrus.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Early Bird SAFE (Simple Agreement for Future Equity)
SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Paul Blum

Appendix E: Supporting Documents

WEFUNDER Startups Funds Discuss FAQ Search

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Non-opioid drug treats pain without risk of addiction

Since 2017 the opioid epidemic has been classified as national emergency. We're developing a non-opioid drug to treat pain without risk of addiction. So far we've shown promising results in animal trials and are fundraising to continue pre-clinical development.



Paul Blum
Co-founder & CEO
25+ years using Cell Engineering & Microbiology to find solutions to pain treatment, cancer, vaccine


NEUROCARRUS
A REVOLUTION IN PAIN THERAPEUTICS

Why you may want to invest

1. Founder has been working in space for 25+ years
2. Drug is highly innovative and first of its kind
3. No addictive potential because drug is locally delivered and won't enter the brain
4. Early animal trials show pain relief equal to that of opioids but lasting 3x as long
5. IndieBio Accelerator Spring 2018
6. $10K awarded by the U.S. National Institute on Drug Abuse
7. Produces no doping effects and movement remains normal

$ 100 min

REMIND ME (0)

What you are investing in

Future Equity (Wefunder SAFE)

~~$7.5M~~ **$6.5M** valuation cap

First $55K investors of this fundraise will invest in a SAFE with a $6.5M valuation cap.

$25K+ pro rata right threshold

A SAFE gives you the right to future shares in the company. If you invest, you're betting the company will be worth more than $6.5M in the future.

Earning a return

Learn more about SAFEs

Our Ambition

Our mission is to improve the quality of life for patients in pain by producing a long-acting non-opioid drug that provides relief without addiction. Personal experience with chronic pain drives our commitment to a better pain treatment. We know first-hand the difficulty of treating pain well, and the dream of providing a new solution is at the core of Neurocarrus. By 2020, we plan to be ready for clinical trials in humans and hope to be on the market in seven years.

Neurocarrus_-_Deck_-_10.24.18.pptx

https://neurocarrus.com

Why I Like Neurocarrus

Long-term pain, even if you're not taking opioids, is crippling and debilitating for a huge number of people, whether it's osteoarthritis or some pain that just can't be managed in any other way. When we saw Neurocarrus's technology, we saw a very novel and interesting approach to using biology to solve this . . . This is a solution that if it's approved by the FDA, and if it's proven to work, it's going to be a gamechanger for pain management for millions of people.



Arvind Gupta
INDIEBIO FOUNDER

THE BUZZ ABOUT NEUROCARRUS

Neurocarrus has received funding and recognition in the form of an award from the National Institute on Drug Abuse, which in February awarded it $10,000, saying the startup shows promise in furthering an understanding of substance use disorders.

Cory Matteson
Writer for The Guardian

While 100 million Americans suffer from chronic pain, and many opioid addictions begin with prescriptions, the development of alternative drug therapies is more important than ever. Their drug therapy, N-001, safely disrupts peripheral sensory neurons, alleviating pain from tissue damage or inflammation or acute nerve damage. In other words, it affects the physiological aspects of pain without invasive surgery or absorbing drugs into the affected tissue.

MedTech Boston

Startups | MidWest Drug Development Conference

The United States has about 220,000 cases a year of acute respiratory distress syndrome, or ARDS, which deactivates the naturally occurring lung surfactant in patients. That causes a decreased ability to inflate the tiny air sacs in lungs called
October 23, 2018 @ mwdrugdevelopment.com

Watch IndieBio's Demo Day today

Today, April 17th at 2:00 PT, TechCrunch is bringing you IndieBio's Demo Day. IndieBio is a four-month accelerator focusing on biotech companies. Early-stage companies are given mentorship, 24/7 access to biosafety level 1 and 2 labs on-site,
October 23, 2018 @ techcrunch.com

The Role of MedTech In Fighting Substance Addictions

The statistics related to deaths caused by drug and alcohol misuse are shocking and are unfortunately a global problem. In 2016 the Office for National Statistics recorded 7,327 premature deaths from alcohol and 2,593 deaths due to drug abuse in the UK
October 23, 2018 @ nextphaserecruitment.com

NIDA Challenges Program

What is a Challenge/Prize? Challenges are an appeal to a diverse array of potential 'solvers' to provide a solution for a particular goal. Typically, Challenges are 'crowdsourced' to a large group of people, commonly via the internet, to obtain a
October 19, 2018 @ drugabuse.gov

The Top Tech Startups Fighting Addiction in the US

According to the NIH, more than 115 people in the United States die every day from opioid overdose. Additionally, there are 3.3 million deaths globally per year from alcohol consumption, and alcohol contributes to more than 200 diseases and injury-
May 8, 2018 @ medtechboston.medstro.com

A Silicon Valley biotech hub that offers startups $250,000 in funding explains the 'secret sauce' to success

Silicon Valley's startup scene is highly competitive, with more than 33,000 existing startups and new ones sprouting up daily. Arvind Gupta is the founder of a fast-growing biotech incubator that funded meat alternative startup Memphis Meats,
April 28, 2018 @ businessinsider.com

Treating pain without addiction: inside the lab fighting the opioid crisis

N-001 was designed by a startup to counter pain but avoid the detrimental side effects of opioid use, addiction among them
April 20, 2018 @ theguardian.com

Simulation #60 Dr. Paul Blum - Treat Pain Without Addiction [Indie Bio]

Paul is a Co-Founder of Neurocarrus which has developed a novel drug delivery technology to safely disrupt pain signals without addiction-forming medications or disruption of muscular control. This conversation is in partnership with Indie Bio, the
April 19, 2018 @ youtube.com

Neurocarrus: Treating Pain Without Addictive Opioids - IndieBio

Traditionally, people in pain are given Opioids-which, although they relieve pain, can have dangerous side effects such as loss of motor function, and addiction. Ocycontin, Vicodin, and other pain relievers are effective in subduing pain, but they are
April 14, 2018 @ indiebio.co

IndieBio's Class Six Presents Next-Gen Therapies -- Event Recap

Last Monday, February 19th, I attended my first IndieBio event. The place was packed. And the spirit in the room was chill and welcoming. I found a seat next to a biotech consultant and a developer. We were all curious to learn more about the four
February 27, 2018 @ synbiobeta.com

Can This Opioid Alternative Treat Pain Without The Risk Of Addiction?

When doctors prescribe Vicodin or Percocet to treat pain after a car accident or surgery, that's because the drugs work. Of course, opioids-which bind to parts of the brain that control both pain and emotions, producing euphoria as they dull pain-also
January 11, 2018 @ fastcompany.com

What's your poison? Researchers engineer toxin to target pain

A team of UNL researchers has cherry-picked its poison - one that may help ease the chronic pain suffered by millions of people each year. By reprogramming the guidance system of the world's most potent toxin, the researchers have engineered a
July 1, 2016 @ news.unl.edu

The Problem: A National Crisis

As of now opioids are the most widely used drug to treat the 23+ million Americans struggling with daily pain, but these drugs are highly addictive, killing over 75,000 people a year.

The Solution: Non-Addictive Pain Treatment

When you feel pain, you're feeling the result of overactive sensory neurons. We spent 7 years developing a patented protein called N-001 which targets and soothes those neurons to stop pain signals before they get to the brain. To put it simply, N-001 freezes pain neurons similar to the way Botox freezes motor neurons, causing muscles to relax.


NEUROCARRUS
BOTOX freezes motor neurons...
...what if we could freeze pain neurons?
With N-001, we can.


NEUROCARRUS
N-001 Profile
A rationally designed protein that targets pain (sensory) neurons
Disrupts pain signaling in neuronal axon through modification of cytoskeletal actin
Locally administered at site of pain by injection or topical application
Uses our novel drug delivery system, capable of transporting other drugs to targeted neurons
5



Results So Far

As of now we have shown excellent results with our pre-clinical trials. Preliminary mice studies show that N-001 produces complete relief from inflammatory pain, comparable to opiates. Importantly, movement and the ability to function remains normal.

Our Progress

We're currently in pre-clinical development (testing on animals), which must be completed before Phases 1-3 of clinical trials (testing on people) can begin.



In-House De-Risking and Manufacturing
Full-Scale Pre-Clinical Trials
Investigational New Drug Application: Early 2020
IN-HOUSE TESTS
OUTSIDE PARTNERS
IND SUBMISSION
CLINICAL TRIALS
De-risking N-001 in-house increases chances of success and saves money in the next stage.
Next, we partner with contract research organizations to do full-scale studies.
When approved, the IND marks our entry into clinical trials.

Our Partners

We are working with leaders in the industry to make this a reality. (I will make the images nicer but what are each one doing? briefly?)

Founder



Paul Blum

Co-founder & CEO

25+ years using Cell Engineering & Microbiology to find solutions to pain treatment, cancer, vaccine

AND THE REST OF THE TEAM



Jianguo Cheng, MD, Ph.D

Advisor

Professor and Director, Cleveland Clinic; President, American Academy of Pain Medicine



Marina Blum

Operations Manager

Former Fellow at City and County of San Francisco, Public Health Degree from UC Berkeley



Richard Stieg, MD, MHS

Advisor

Board Certified in Neurology, Pain Medicine and Addiction Medicine



Stephan B. Abramson, Ph.D.

Advisor

20+ years of development and management experience in the biopharmaceutical industry

Interview

– COLLAPSE ALL

WF: What is Neurocarrus? ^

N: Neurocarrus is a company founded to develop a first-in class pain drug. I'm a professor at the University of Nebraska of Lincoln, and I spun Neurocarrus off from my academic lab with my co-inventor Ben Pavlik. Our technology is a protein that has been engineered to target sensory neurons, also called pain neurons. By reducing the signaling of these sensory neurons, we can stop the signaling of pain. We have a fair amount of animal efficacy data that shows that this drug outcompetes opiates in terms of dosing and duration.

WF: How does the drug work? ^

N: Our invention, N-001, is a protein that specifically targets pain neurons. On the surface of sensory neurons, there are unique molecules called gangliosides. Our protein only binds to that specific ganglioside occuring on the sensory neuron. It leaves other neurons, like the motor neurons that control your muscles, alone.

When it targets pain neurons, it binds to them, and then it goes inside them. Once inside, it delivers what we call a therapeutic payload, which is another smaller protein that controls the structure of a molecule called actin. Actin is the primary reason neurons can signal to your brain. When we change the structure of the actin, we change the signaling of the neuron to the brain. Most importantly, we can reduce the signaling to a level where you don't have pain, but maintain sensation.

Sensory neurons are so called sensory neurons because they allow you to sense your environment through touch, heat, etc. In this case, the goal is to turn the activation of the neuron down like a dimmer switch. People need sensation for safety, and so they can experience touch and temperature; they just don't need to feel intense pain.

The targeted nature of our drug is unusual. It acts upon the ability of the neuron to send a signal to the brain. However, it does not actually enter the brain, so our drug can't be addictive, which is a big benefit. It's not a pill, it's a not an opiate, it does not dissolve in your stomach and go into your blood. This drug goes to where the pain is experienced and it acts locally on the pain.

Neurocarrus has an exclusive patent on this technology, which could have other applications beyond pain as well. The protein is synthesized using bacteria to make the protein and then extensively characterized and cleaned.

WF: Why did you decide to pursue a pain management drug? ^

N: It's a personal thing. Yes, the market is huge, and yes, there's the potential to make a lot of money. However, I have known many people personally who have severe chronic pain and have either become addicted to opioids or experienced unwanted side effects. I have known a few people that have died from overdosing.

American society in particular has a terrible history with pain control. In the 1960s and 70s, the American Pediatric Society said children don't feel pain. When I was a child going to the dentist, I'd have all my teeth worked on without any shots of Novocaine. That was typical in the United States at the time.

By the 1980s, pain was recognized as the fifth vital sign by the American Medical Association.

This is the origin of the opiate epidemic. Physicians began to discover that their patients were in a lot of pain, where previously it hasn't been seen as relevant. They turned to opioids as a simple, inexpensive treatment. By the 90s, opioid manufacturers came out with what they claimed were longer lasting, and therefore safer, opioids. Unfortunately, the studies done were not well regulated, and it turned out they these drugs were horribly addictive.

In 2017 alone, about 75,000 people died from opiate overdoses in the United States. We treat pain with these drugs, but the side effect is that it kills people. Pain is defined as a symptom, not a disease. Because of this, it has not benefited from the biomedical research community in United States, which traditionally funds disease-based research.

WF: What are the existing options for pain management drugs?

N: For extreme pain, opioids pretty much dominate the landscape.

For less extreme pain, there are a whole series of NSAIDs, or Nonsteroidal Anti-Inflammatory Drugs, like ibuprofen or aspirin. All those drugs go after the same thing, which is inflammation. Inflammation can have many causes, but when it acts near a sensory neuron, it causes that specific sensory neuron to become overactive. Decreasing inflammation often decreases pain. Those drugs don't directly work on sensory neurons, and of course, there are many types of pain that are not caused by inflammation. For example, neuropathic pain is caused by damage to a nerve, so anti-inflammatory drugs wouldn’t reduce that pain.

WF: What makes your drug better than existing drugs?

N: Many of the alternatives to opiates, like anesthetics, can't be used repeatedly, and have side effects. Mostly, they affect your muscles. For example, the funny feeling you have after a dentist works on your mouth comes from your muscles being affected by anaesthetics. Anesthetics are not targeted drugs.

Our drug is a protein, which means it's not a small molecule. Drugs like aspirin and opiates are all what we call small molecules. They are little tiny things and they diffuse, floating freely through your tissues. That can become a problem, because they affect everything in your body, so there are lots of side effects. Proteins like our drug are large molecules.

WF: What stage of research are you at, and what is your timeline?

N: We are currently in preclinical development. We have to complete that process before we can test our drug on people, which will consist of three phases of clinical trials, all regulated by Food and Drug Administration. Right now, essentially, we are looking really hard for side effects in animal trials. We are trying to show that the drug works the way we think it works. We are also trying to see what else might go wrong.

We have to meet with the FDA to move on in the process. If they give is the go-ahead, then we would raise funds from the federal government to pay for the phase one clinical trials. We've done a bunch of animal trials, and, we've got more to do. We hope to be done with our FDA meeting by the end of next year so that we can start the phase one clinical trial by the end of 2019.

Phase one is just a small group of perhaps 10 to 15 participants, and it’s mostly designed to study side effects, but will also monitor benefits. Phase two is a larger group of people; it mostly looks at the benefit and the efficacy. Phase three is even larger, so somebody has to put up a fair amount of money to cover the cost. Usually the federal government will cover the cost of phase one, and then phase two and three require cash investments. Pharmaceutical companies will agree to do this if they can find a way to license or buy it. Once you can show the drug works in phase one, it removes a lot of their risk.

WF: How is your drug administered?

N: There are different types of pain and causes for pain. We are focused on two types of pain in particular.

First, we are focused on diabetic neuropathy. Diabetes can cause damage to nerves, which causes pain. Many people with diabetes have neuropathic pain in their peripheries, usually their hands and feet. For this type of pain, we are using a transdermal patch application. A topical patch is considered a medical device, and the FDA regulates that differently than a simple drug, so it will probably be developed first. In our work with the National Institute of Drug Abuse, one of the institutes of the NIH, they're very supportive of the patch method, because it gives patients a much greater degree of control over their pain. They don't have to rely on a doctor to give them an injection; they can adhere the patch directly to the sore hand or foot.

Second, we are focused on lower back pain caused by osteoarthritis, which is essentially the inflammation of bones. There are few good treatment options for lower back pain outside of strong opiates, and even those aren't always effective. Here, we are pursuing physician-administered subcutaneous injection.

WF: How are the effects of the drug measured?

N: In animals, we use behavioral tests. In this United States, this is regulated; animals must not be subjected to unreasonable amounts of pain. The animals are monitored via video, and display certain behaviors when they experience pain, such as licking a foot. In that example, the number of times a foot is licked in a defined time period gives a quantitative measure of pain.

With our method of targeting sensory neurons to reduce pain, the issue of sensation also must be considered. Your sensory neurons, which are how you feel pain, also have an important basic function of sensation--touch. Over activation of these neurons causes pain, so our drug acts as a dimmer switch to turn down the activation state of these neurons, maintaining their ability to detect sensation. For these reasons, we also measure that in animals. A primary type of pain is introduced, and then you introduce a secondary stimuli, such as mild heat or cold, and see if they animal reacts.

In humans, we don't have an objective, quantitative way to measure pain. We just ask people on a scale of one to 10. We think people vary a lot in their pain tolerance. This could be because of the activation state of their sensory neurons, or production of natural pain-control drugs within the body, or the anti-inflammatory response--there are probably a lot of reasons.

WF: How do you plan to create value for shareholders?

N: As we get closer to showing that our drug works in a clinical trial, Neurocarrus will become attractive to pharmaceutical companies for licensing or acquisition. Recently, many drug companies have been looking for new things to market, and one of the obvious areas is pain. Neurocarrus has a first-in-class drug, and we anticipate that attracting the attention of these companies. That will generate significant revenue for shareholders.

In the drug development world, stage one clinical trials are usually the stage when licensing or purchase happens. Even before that, if we have a positive FDA meeting, that may be enough for a deal with some companies.

Ultimately, we do want an investment firm or pharmaceutical company to step in to fund the phase two and three clinical trials. However, we do not want to sell to a company that is largely profiting from opioids.

WF: Are there competing pain drugs in development?

N: There are lots of ideas for how to treat pain, but most of them are based on improving opioids or anaesthetics. Because those are small molecule drugs, it's a hard task to accomplish, and many have failed trying.

I am a co-inventor with my former student, Ben. We have one patent from three and a half years ago, and are about to file another. We have additional filings in eight other countries under the Patent Cooperation Treaty, or PCT, based on manufacturing abilities. Those filings should prevent copycat drugs from popping up.

WF: What worries you? ^

N: We don't have many worries. I have a 30-year career in protein engineering, and I've assisted many pharmaceutical companies with drug development, mostly proteins. I'm the guy that often was brought in to fix drugs that were having problems late in their development. This is the first opportunity that really excited me and that I thought was worth pursuing personally.

Side effects are what commonly shut the development of a drug down. Side effects are usually the result of a systemic drug. Because our drug is local, not systemic, we do not expect that to be a significant problem. Our protein is both inspired by and related to Botox, which is used in the cosmetic industry to relax your muscles, softening wrinkles. That drug has a very high safety profile in humans; it does not cause immunological complications or many side effects. Our protein is sort of like Botox for pain. We don't think we're going to have problems immunologically, and because we administer the drug locally, it doesn't become systemic.

We know there's a big market for pain control, but we have a targeted drug. That is a benefit in many ways, but that also leaves some uncertainty as to how much of the market we can take. It will depend a lot on costs, and the price of the drug will be dictated in large part by the insurance industry. I just want to see it become available to people. If I can get it at least part of the way there, then I think I've done something. And if it gets there, then people are making money.

WF: How will this drug help opiate addicts? ^

N: With opiates, there is stimulation of the pleasure center in your brain and you get addicted to the pleasure. However, as experts point out, it's also the pain that drives people to keep taking the drug. It's likely this drug will help a lot of opiate addicts because they will have a non-opiate option to treat their pain.

The president of the American Pain Association is on our advisory board. He's an expert in this field. We also have people on our board who are experts on helping opiate addicts find clinical trials to help them stay off those drugs. As a company are trying to think about the early phase and the late phase on how the drug will be used to benefit people.

WF: Who is on the team? ^

N: I am the CEO. My co-founder and our Chief Scientific Officer is my former PhD student Ben Pavli. We have several people working operations, including my daughter, Marina Blum, who is a Public Health graduate from UC Berkeley. Then we have an advisory board comprised of mostly physicians and a few PhDs, and we have partner companies. Those partners are mostly oriented towards patch development, because those are classified as medical devices, and they have experience with that development process.

WF: Where are you located? ^

N: Currently, we have two places of operation in two seperate states. Our first location is in Lincoln, Nebraska, and that is where we manufacture our drug, as a result of funding from the Department of Economic Development in Nebraska. Our other location is in Santa Cruz, California, in a Sandbox incubator affiliated with the University of California, Santa Cruz. We also just graduated from IndieBio in San Francisco as a part of their incubator class six this past April. That introduced us to the California startup world.

WF: Is this an international process? ^

N: I have talked to people in other countries about this; there's a fair amount of interest. However, the international approach to drug development is different. In fact, getting into clinical trials in other countries can be much easier. However, I am focused on the US. That's where I want it to be licensable, distributable, and sellable. I'm familiar with the FDA, and I believe in the system they have here. I think it protects people from drugs that don't work right. Because of our review process, drugs that are approved in the US are quickly marketed around the world.

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1 The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its

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